EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. of our reports dated March 25, 2005, with respect to the consolidated financial statements of Wal-Mart Stores, Inc., Wal-Mart Stores, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., included in the 2005 Annual Report to Shareholders of Wal-Mart Stores, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Stock Option Plan of 1984 of Wal-Mart Stores, Inc., as amended	Form S-8 File Nos. 2-94358 and 1-6991
(2)	Stock Option Plan of 1994 of Wal-Mart Stores, Inc., as amended	Form S-8 File No. 33-55325
(3)	Debt Securities and Pass-Through Certificates of Wal-Mart Stores, Inc.	Form S-3 File No. 33-55725
(4)	Director Compensation Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-24259
(5)	Debt Securities of Wal-Mart Stores, Inc	Form S-3 File No. 33-53125
(6)	Dividend Reinvestment and Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-3 File No. 333-2089
(7)	401(k) Retirement Savings Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-29847
(8)	401(k) Retirement Savings Plan of Wal-Mart Puerto Rico, Inc.	Form S-8 File No. 33-44659
(9)	Registration Statement Covering 14,710,000 Shares of Common Stock of Wal-Mart Stores, Inc.	Form S-3 File No. 333-56993
(10)	Associate Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-62965
(11)	Stock Incentive Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-60329
(12)	The ASDA Colleague Share Ownership Plan 1	Form S-8 File No. 333-84027
The ASDA Group Long Term Incentive Plan 1
The ASDA Group PLC Sharesave Scheme 1
The ASDA 1984 Executive Share Option Scheme 1
The ASDA 1994 Executive Share Option Scheme 1
(13)	The ASDA Colleague Share Ownership Plan 1999	Form S-8 File No. 333-88501
(14)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 333-64740
(15)	Debt Securities of Wal-Mart Cayman Canadian Finance Co.	Form S-3 File No. 333-64740-01
(16)	Debt Securities of Wal-Mart Cayman Euro Finance Co.	Form S-3 File No. 333-64740-02
(17)	Debt Securities of Wal-Mart Cayman Sterling Finance Co.	Form S-3 File No. 333-64740-03
(18)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 333-101847
(19)	Registration Statement Covering 16,000,000 Shares of Common Stock of Wal-Mart Stores, Inc.	Form S-3 File No. 333-101859
(20)	Wal-Mart Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109421
(21)	Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-109417
(22)	Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109414
(23)	ASDA Colleague Share Ownership Plan 1999 and	Form S-8 File No. 333-107439
ASDA Sharesave Plan 2000
(24)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 333-101847;

of our report dated March 25, 2005, with respect to the consolidated financial statements of Wal-Mart Stores, Inc. incorporated herein by reference, our report dated March 25, 2005, with respect to Wal-Mart Stores, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended January 31, 2005.

/s/ Ernst & Young LLP

Rogers, Arkansas

March 25, 2005